UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2021

Isoray, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01       Entry into a Material Definitive Agreement.

On August 19, 2021, Isoray Medical, Inc. (“Medical”), a wholly owned subsidiary of Isoray, Inc., entered into Addendum No. 2 (the “Addendum”) to its supply contract with Joint Stock Company «Isotope», a Russian company (“JSC Isotope”), originally dated March 18, 2021, for the purchase of Cesium-131. The Addendum adds MedikorPharma-Ural LLC, a company incorporated in accordance with the laws of Russia (“Medikor”), as a supplier to supply enriched barium carbonate for the manufacture of Cesium-131 to JSC Isotope on behalf of Medical.

The Addendum is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above description of the Addendum is qualified in its entirety by reference to such exhibit.

Item 9.01         Financial Statements and Exhibits.

(d)     Exhibits

10.1	Addendum No. 2 to Supply Contract, dated August 19, 2021, by and between Isoray Medical, Inc. and Joint Stock Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2021

Isoray, Inc., a Delaware corporation

By: /s/ Lori A. Woods

       Lori A. Woods, CEO